Registration No. 333-210391

PROSPECTUS SUPPLEMENT

(To the Prospectus dated May 9, 2016)

Medical Transcription Billing, Corp.

Client Loyalty Program

100,000 Shares of Common Stock

Medical Transcription Billing, Corp. (“MTBC” or the “Company”) is pleased to offer up to 100,000 shares (the “Shares”) of its Common Stock, par value $0.001 per share (“Common Stock”), to certain qualifying individuals pursuant to the MTBC Client Loyalty Program (the “Program”) described in this prospectus supplement. Eligible MTBC clients will receive offers to receive a specified number of Shares (each a “Client Loyalty Reward”) at no cost to the recipient.

As described further in this prospectus supplement, offers that MTBC plans to make include:

●	Initial Offers: Medical service providers who are active MTBC medical billing clients will each receive an offer for 100 Shares. In addition, one provider within a practice that redeems our offer will be able to designate an office manager or administrative person at their practice to receive an offer for 25 Shares of their own. Clients utilizing MTBC services other than medical billing who are current in their account balance will each receive an offer for 25 Shares.

●	New Client Offers: New medical service providers who sign MTBC’s standard new account agreement prior to December 31, 2016 and become active MTBC medical billing clients no later than February 28, 2017 will each receive an offer to receive 100 Shares. One medical service provider within a practice that redeems our offer will be able to designate an office manager or administrative person at their practice to receive an offer to receive 25 Shares.

●	Referral Offers: Medical service providers who are active MTBC clients that refer new clients to MTBC during the period from August 31, 2016 through December 31, 2016 will each receive an offer for 1,000 Shares per qualifying referral. For a new client referral to qualify for this offer, the new client must not be an existing client of MTBC’s, and they must begin utilizing MTBC’s medical billing services by February 28, 2017.

We believe that MTBC’s Client Loyalty Program presents a unique opportunity to thank our clients for their loyalty and to let our clients develop a greater interest in expanding our services to other medical practices in their community. Persons participating in the Program are sometimes referred to in this prospectus supplement as “participants” or “you.”

Shares offered under the Program are offered through LOYAL3 Securities, Inc., a U.S. registered broker-dealer (“LOYAL3”). LOYAL3 will act as broker and agent for participants in the Program in all Program transactions. Eligible persons must open a new brokerage account with LOYAL3 (“LOYAL3 Account”) in order to participate in the Program. Eligible persons need not be a current stockholder of MTBC to participate in our Program.

As described in more detail in this prospectus supplement, the following features are available to participants and participants must agree to certain terms:

●	Simple Enrollment and Easy to Redeem Awards. Participants can enroll and redeem Client Loyalty Rewards at the link provided to them in their offer communication, which generally will be sent by email.

●	Limited Offer – First Come, First Served. The Program is initially limited to an aggregate of 100,000 Shares to be issued as Client Loyalty Rewards. Client Loyalty Reward claims will be accepted and fulfilled on a first-come, first-served basis. MTBC will have no obligation to honor redemption requests after 100,000 Shares have been redeemed. Client Loyalty Rewards must be redeemed within the time period specified in the applicable offer.

●	No Fees to Enroll and Redeem Client Loyalty Rewards. A participant will be able to redeem a Client Loyalty Reward offer at no cost to the participant. Participants may withdraw proceeds from sale of any Share by electronic transfer to their bank account. While there are no fees to enroll or sell shares at this time, LOYAL3 may elect to charge service fees in the future, as described in this prospectus supplement.

●	Fully Electronic Stockholder Communications. To participate in our Program, participants must agree, subject to applicable law, to receive all stockholder communications from MTBC through LOYAL3 electronically.

●	Review Positions Online. Participants can access positions and history and engage in Program transactions through their account on the LOYAL3 technology platform.

●	No Control over Exact Timing of Transactions. Participants will not have control over the exact timing of transactions or the price of Shares at the time of any redemption of a Client Loyalty Reward or sale of Shares, as Program transaction orders are executed on a batched basis, as described in this prospectus supplement.

●	Right to Suspend. The Program, and redemptions of Client Loyalty Rewards issued thereunder, may be suspended, modified, terminated or extended at any time.

The terms and conditions of the Program may be changed, limited, modified or eliminated at any time.

Our Common Stock currently trades on the Nasdaq Capital Market, with the trading symbol “MTBC.” The last reported sale price of our Common Stock on August 31, 2016 was $0.97 per share. Redemptions of Client Loyalty Rewards will be fulfilled through delivery of treasury shares held by MTBC.

As of the date of this prospectus supplement, the aggregate market value of our outstanding voting and non-voting common equity held by non-affiliates was $5,494,144, based on 10,252,240 shares of outstanding common stock, of which 4,905,486 shares were held by non-affiliates, and a per share price of $1.12, which was the last sale price of our common stock on the Nasdaq Capital Market on July 21, 2016. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities in a public primary offering with a value exceeding one-third of our public float in any 12-month period so long as our public float remains below $75,000,000. As of the date of this prospectus supplement, we have sold $1,576,000 of securities pursuant to General Instruction I.B.6 of Form S-3 during the prior 12-calendar month period that ends on, and includes, the date of this prospectus supplement.

Owning our Common Stock involves significant risks. You should review our annual and periodic reports filed with the Securities and Exchange Commission and incorporated by reference herein. Please carefully consider the risk factors beginning on page S-3 of this prospectus supplement and beginning on page 9 of our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 24, 2016, review the disclosure under the heading “Certain U.S. Federal Income Tax Considerations,” and consult your tax advisor prior to redeeming any Client Loyalty Reward.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Client Loyalty Program Administrator:

LOYAL3 Securities, Inc.

Prospectus Supplement dated September 7, 2016.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

S-i

IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is the prospectus supplement, which describes the terms of the offering of the securities and also adds to, and updates, information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which provides more general information. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference herein and therein, on the other hand, you should rely on the information in this prospectus supplement.

You should rely only on the information contained in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus. We have not authorized any other person to provide you with information different from that contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus or in any free writing prospectus that we may provide to you. Neither we nor any agent has authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor any Agent is making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

You should not assume that the information in this prospectus supplement, the accompanying prospectus or any other offering materials are accurate as of any date other than the date on the front of each document, regardless of the time of delivery of this prospectus supplement, the accompanying prospectus or any award or redemption of Client Loyalty Rewards or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since then.

This document may only be used where it is legal to sell these securities. We are not making an offer of these securities in any state where the offer is not permitted and are only making this offer available to eligible clients in the United States and Puerto Rico.

Except as otherwise indicated or unless the context requires, as used in this prospectus supplement and the accompanying prospectus, references to “MTBC,” “we,” “us” and “our” refer to Medical Transcription Billing, Corp. and its consolidated subsidiaries.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus, including the sections entitled “Prospectus Summary,” “Risk Factors,” “Use of Proceeds,” “About This Prospectus” and “About Medical Transcription Billing, Corp.,” as well as the information we incorporated by reference from our Annual Report on Form 10-K and other documents contain forward-looking statements within the meaning of the federal securities laws. These statements relate to anticipated future events, future results of operations or future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “might,” “will,” “should,” “intends,” “expects,” “plans,” “goals,” “projects,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these terms or other comparable terminology.

These forward-looking statements are only predictions, are uncertain and involve substantial known and unknown risks, uncertainties and other factors which may cause our (or our industry’s) actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements. The “Risk Factors” section of this prospectus sets forth detailed risks, uncertainties and cautionary statements regarding our business and these forward-looking statements. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all of the risks and uncertainties that could have an impact on the forward-looking statements, including without limitation, risks and uncertainties relating to:

●	our ability to manage our growth, including acquiring, partnering with, and effectively integrating other businesses into our infrastructure;

●	our ability to retain our clients and revenue levels, including effectively migrating and keeping new clients acquired through business acquisitions and maintaining or growing the revenue levels of our new and existing clients;

●	our ability to attract and retain key officers and employees, including Mahmud Haq and personnel critical to the transitioning and integration of our newly acquired businesses;

●	our ability to raise capital and obtain and maintain financing on acceptable terms;

●	our ability to compete with other companies developing products and selling services competitive with ours, and who may have greater resources and name recognition than we have;

●	our ability to maintain operations in Pakistan and Poland in a manner that continues to enable us to offer competitively priced products and services;

●	our ability to keep and increase market acceptance of our products and services;

●	our ability to keep pace with a rapidly changing healthcare industry;

●	our ability to consistently achieve and maintain compliance with a myriad of Federal, State, foreign, local, payor and industry requirements, regulations, rules and laws;

●	our ability to protect and enforce intellectual property rights;

●	our ability to maintain and protect the privacy of client and patient information; and

●	our ability to meet continuing listing standards on the Nasdaq Capital Market, including its requirement that the minimum bid price for our common stock be at or above $1.00.

We cannot guarantee future results, levels of activity or performance. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus. These cautionary statements should be considered with any written or oral forward-looking statements that we may issue in the future. Except as required by applicable law, including the securities laws of the U.S., we do not intend to update any of the forward-looking statements to conform these statements to reflect actual results, later events or circumstances or to reflect the occurrence of unanticipated events. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or other investments or strategic transactions we may engage in.

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PROSPECTUS SUMMARY

The following summary highlights selected information contained in this prospectus supplement and the accompanying prospectus. This summary does not contain all the information that may be important to you. You should read the more detailed information contained in this prospectus supplement and the accompanying prospectus, including but not limited to, the risk factors beginning on page S-3.

Medical Transcription Billing, Corp., together with its consolidated subsidiaries (the “Company”), is a healthcare information technology company that provides a fully integrated suite of proprietary web-based solutions, together with related business services, to healthcare providers practicing in ambulatory care settings. Our integrated Software-as-a-Service (or SaaS) platform helps our clients increase revenues, streamline workflows and make better business and clinical decisions, while reducing administrative burdens and operating costs.

Our flagship offering, PracticePro, empowers healthcare practices with the core software and business services they need to address industry challenges, including the Patient Protection and Affordable Care Act (“Affordable Care Act”), on one unified SaaS platform. We deliver powerful, integrated and easy-to-use ‘big practice solutions’ to small and medium practices, which enable them to efficiently operate their businesses, manage clinical workflows and receive timely payment for their services. PracticePro includes:

● Practice management solutions and related tools, which facilitate the day-to-day operation of a medical practice;

● Electronic health records (or EHR), which is easy to use, highly ranked, and allows our clients to reduce paperwork and qualify for government incentives;

● Revenue cycle management (or RCM) services, which include end-to-end medical billing, analytics and related services; and

● Mobile Health (or mHealth) solutions, including smartphone applications that assist patients and healthcare providers in the provision of healthcare services.

Our financial performance is linked directly to the financial performance of our clients because the vast majority of our revenues are based on a percentage of our clients’ collections. The standard fee for our complete, integrated, end-to-end solution is calculated as a percentage of a practice’s healthcare-related revenues plus a one-time setup fee, and is among the lowest in the industry.

Our growth strategy involves four primary approaches: acquiring RCM companies and then migrating the clients of those companies to our solutions, partnering with smaller RCM companies to service their clients while paying them a share of revenue received, partnering with EHR and other vendors that lack an integrated solution and integrating our solutions with their offerings and selling our solutions directly to healthcare providers practicing in ambulatory settings.

On July 23, 2014, the Company completed its initial public offering of common stock. The Company sold approximately 4 million shares to the public.

During November 2015, the Company completed a preferred stock offering, selling Series A Preferred Stock publicly. The Company sold 231,616 shares at a price of $25.00 per share. In July 2016, the Company sold another 63,040 shares at a price of $25.00 per share.

Our growth strategy includes acquiring RCM companies and then migrating the clients of those companies to our solutions. The RCM service industry is highly fragmented, with many local and regional RCM serving small medical practices. We believe that the industry is ripe for consolidation and that we can achieve significant growth through acquisitions. We estimate that there are more than 1,500 companies in the United States providing RCM services and that no one company has more than a 7% share of the market. We further believe that it is becoming increasingly difficult for traditional RCM companies to meet the growing technology and business service needs of healthcare providers without a significant investment in information technology infrastructure.

On July 28, 2014, the Company acquired Omni Medical Billing Services, LLC, Practicare Medical Management, Inc. and CastleRock Solutions, Inc. On July 10, 2015, the Company acquired SoftCare Solutions, Inc. and on August 31, 2015, the Company acquired Med Tech Professional Billing. On February 15, 2016, the Company acquired Gulf Coast Billing Inc. and on May 1, 2016, the Company acquired Renaissance Physician Services. Our plan is to move clients acquired through acquisitions to our operating platform in order to increase efficiencies. The SoftCare acquisition expanded the Company’s operations to include EDI and clearinghouse services.

S-1

In addition, our growth strategy includes strategic partnerships with other industry participants, including electronic health records vendors, in which the vendors refer clients to our services. While we offer our own electronic health records, our strategy includes providing integrated offerings utilizing third party electronic health records while offering clients MTBC’s revenue cycle management, practice management and mobile health capabilities.

Our principal executive offices are located at 7 Clyde Road, Somerset, New Jersey, 08873, and our main telephone number is (732) 873-5133.

Client Loyalty Program

MTBC has formed this Client Loyalty Program to enable medical providers who are clients of MTBC and meet certain eligibility standards the opportunity to receive Shares as a thank you for using MTBC’s services or referring new clients. Eligible clients will receive offers to receive a specified number of Shares from MTBC. All offers are subject to eligibility criteria set forth herein.

●	Initial Offers: Medical service providers who are active MTBC medical billing clients and are current in their account balance will each receive an offer for 100 Shares. In addition, one provider within each practice that redeems our offer will be able to designate an office manager or administrative person at their practice to receive an offer for 25 Shares of their own. Clients utilizing MTBC services other than medical billing who are current in their account balance will each receive an offer for 25 Shares.

●	New Client Offers: New medical service providers who sign MTBC’s standard new account agreement prior to December 31, 2016 and become active MTBC medical billing clients no later than February 28, 2017 will each receive an offer to receive 100 Shares. New Client Offers are subject to the new medical service provider being current in their account balance and meeting eligibility criteria set forth herein. In addition, one new medical service provider within a practice that redeems our offer will be able to designate an office manager or administrative person at their practice to receive an offer to receive 25 Shares.

●	Referral Offers: Medical service providers who are active MTBC clients that refer new qualifying clients to MTBC during the period from August 31, 2016 through December 31, 2016 will each receive an offer for 1,000 Shares per qualifying referral. For a new client referral to qualify for this offer, the new client must not be an existing client of MTBC’s, they must sign MTBC’s standard new account agreement and begin utilizing MTBC’s medical billing services by February 28, 2017.

S-2

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risks and uncertainties described below and in the documents incorporated by reference into this prospectus supplement and the accompany prospectus that summarizes the risks that may materially affect our business before making an investment in our Common Stock. The risks and uncertainties described in this prospectus supplement and the accompanying prospectus are not the only ones we face. Additional risks and uncertainties that we do not presently know about or that we currently believe are not material may also adversely affect our business, business prospects, results of operations or financial condition. If any of the risks and uncertainties described in this prospectus supplement and the accompanying prospectus or the documents incorporated by reference into this prospectus actually occurs, then our business, results of operations and financial condition could be adversely affected in a material way. This could cause the market price of our Common Stock to decline, perhaps significantly, and you may lose part or all of your investment.

Risks Relating to Participation in the Program

Because you will not have control over the exact timing of transactions, you will not know the price of the Shares you are obtaining upon redemption of a Client Loyalty Reward or the price at which you sell your Shares under the Program at the time you authorize the sale.

You will not have complete control over the exact timing of transactions under the Program. In particular, you will not have complete control over the price of Shares at the time you place a sell order, as Program transaction orders are executed on a batched basis – meaning that your order will be batched or combined with orders from other participants. Unlike a market order placed in an ordinary brokerage account, there may be a substantial delay between the time you enter your sale order and the time it is executed. Order processing may be further delayed by market events such as trading halts, whether due to external causes, such as exchange halts (which would apply to all securities transactions) or suspension of Program trading activity initiated by LOYAL3 or by the Company (at LOYAL3’s or the Company’s sole discretion), or by the exchange. In the event of a trading halt or Program activity suspension, sale orders will be executed according to LOYAL3’s batch trading policies on the first available day after the trading halt or Program activity suspension is lifted.

As a result of the batch method of transactions, the price of Shares of our Common Stock may fluctuate, perhaps significantly, between the time you decide to sell your Shares under the Program and the time of actual execution of such transaction, potentially causing you to suffer a greater loss on your investment. During this time period, you may become aware of additional information that might affect your investment decision, but you will not be able to change or cancel your redemption authorization.

The public trading volume and stock price of our Common Stock can vary significantly from day to day. From January 1 to August 31, 2016, there were 4 days when under 100 shares traded, and 23 days when over 50,000 shares traded. Accordingly, your exposure to this type of risk with respect to our Common Stock may be more significant than it would be for a company whose shares are more heavily traded. In the event that there is insufficient market demand for our Common Stock in the public trading market, or an absence of bids within defined price ranges, LOYAL3 may limit the amount of shares sold on behalf of participants on any trading day, or may delay processing of sales orders. In such cases, LOYAL3 may process all or a portion of pending sale orders on the first available day on which trading activity is sufficient to process the trades consistent with this trading policy. In order to facilitate to foregoing trading policy and LOYAL3’s ability to obtain the most advantageous available execution of customer orders, all sale orders will be treated as “not held” orders, in which you authorize LOYAL3 to sell the shares on your behalf without specifying the price or time of sale.

The time between the placement of a redemption order and the execution of that order also could be substantial. Once an eligible client that has received a Client Loyalty Reward has enrolled in the Program and redeemed a Client Loyalty Reward, LOYAL3 will generally deposit the Shares in such participant’s account within 10 trading days, although it may take longer (particularly in the case of an initial redemption and account opening).

We may limit, add to, suspend, modify, terminate or extend the Program, or redemptions of Client Loyalty Rewards, at any time.

At any time and in our sole discretion, we may limit, add to, suspend, modify, terminate or extend the Program, or redemptions of Client Loyalty Rewards under the Program, or any of its terms and conditions, which could result in the realization of substantially fewer benefits to participants than what you may expect. Or more clients may redeem their rewards than we expect, causing us to reach the maximum number of shares authorized under the Program before you redeem your Rewards.

S-3

We have no prior experience with the implementation of a program such as the Program. We may find that it is substantially more expensive to implement and maintain than what we currently expect, or it may result in substantially fewer benefits than what we anticipate. We have reserved the right to change the terms and conditions of the Program or Client Loyalty Rewards or to modify, suspend or cancel the Program in its entirety or to modify, suspend or cancel any Client Loyalty Rewards at any time. Any of these actions could keep you from realizing any meaningful benefit from the Program or any Client Loyalty Reward, and you could realize substantially fewer benefits of participation than what you may expect.

We may not be able to maintain our listing on the Nasdaq Capital Market.

Our common stock currently trades on the Nasdaq Capital Market. This market has continued listing requirements that we must continue to maintain to avoid delisting. The standards include, among others, a minimum bid price requirement of $1.00 per share (the “Bid Price Rule”) and any of: (i) a minimum stockholders’ equity of $2.5 million; (ii) a market value of listed securities of $35 million; or (iii) net income from continuing operations of $500,000 in the most recently completed fiscal year or in the two of the last three fiscal years. Our results of operations and our fluctuating stock price directly impact our ability to satisfy these listing standards. In the event we are unable to maintain these listing standards, we may be subject to delisting.

On June 24, 2016, we received a letter from Nasdaq notifying us that for the 30 consecutive trading days preceding the date of the letter, the bid price of our common stock had closed below the $1.00 per share minimum required for continued inclusion on the Nasdaq Capital Market pursuant to Nasdaq Marketplace Rule 5550(a)(2). This notification of noncompliance has no immediate effect on the listing or trading of MTBC’s common stock on the Nasdaq Capital Market under the symbol “MTBC”.

The letter also stated that we will be provided 180 calendar days, or until December 21, 2016, to regain compliance with the minimum bid price requirement. If, at any time before December 21, 2016, the bid price of our common stock closes at $1.00 per share or more for a minimum of 10 consecutive business days, Nasdaq staff will provide written notification that we have achieved compliance with the Bid Price Rule.

If we fail to regain compliance with the Bid Price Rule before December 21, 2016 but we meet all of the other applicable standards for initial listing on the Nasdaq Capital Market, with the exception of the minimum bid price, then we may be eligible to have an additional 180 calendar days, or until June 19, 2017, to regain compliance with the Bid Price Rule. We would need to appeal to a Nasdaq Listing Qualifications Panel and present our intended plan of compliance, which would likely include a reverse stock split in order to increase our bid price above the minimum amount in order to attempt to regain compliance. If the panel does not accept the proposed plan for compliance, or we fail to regain compliance, we could be delisted.

A delisting from Nasdaq Capital Market would result in our common stock being eligible for listing on the Over-The-Counter Bulletin Board (“OTCBB.”) The OTCBB is generally considered to be a less efficient system than markets such as Nasdaq Capital Market or other national exchanges because of lower trading volumes, transaction delays and reduced security analyst and news media coverage. These factors could contribute to lower prices and larger spreads in the bid and ask prices for our common stock. Additionally, trading of our common stock on the OTCBB may make us less desirable to institutional investors and may, therefore, limit our future equity funding options and could negatively affect the liquidity of our stock.

The Company intends to monitor the closing bid price of its common stock and may, if appropriate, consider implementing available options to regain compliance with the minimum bid price requirement under the Nasdaq Listing Rules.

If our Common Stock is delisted, the ability to transfer or sell shares of the Common Stock may be limited and the market value of the Common Stock will likely be materially adversely affected.

The Common Stock does not contain provisions that are intended to protect investors if it is delisted from the Nasdaq Capital Market, and the ability to transfer or sell shares will be limited and the market value will likely be materially adversely affected. While the Company might be able to maintain an OTCBB quotation, there is no assurance that an active trading market would be available or the price at which the Common Stock might be traded. As a result, investors may be forced to hold Program Shares indefinitely.

S-4

All communications with Program participants will be electronic, meaning that you will not be provided with paper communications and must rely on having access to the Internet.

Subject to applicable laws and rules, all stockholder communications will be made electronically, either via email, email notification to access online information, or as otherwise contemplated herein. As a result, you should not expect to receive stockholder communications through the mail. Electronic communications will include, among others, confirmations of transactions, account statements, annual reports, proxy materials and stockholder communications, notices of modifications of LOYAL3’s privacy policies as well as other basic communications, including information about your LOYAL3 Account. Generally, the only way to get paper copies of these communications is to print them from a computer. Regular and continuous Internet access is required to access all communications relating to your Shares in the Program and your LOYAL3 Account. You should not hold Shares through the Program if you do not have regular and continuous Internet access.

Should you revoke your consent to electronic delivery to receive paper copies of these communications, your revocation will constitute a request to liquidate your Shares held in your LOYAL3 Account on your behalf, unless you provide instructions for a transfer of your Shares from LOYAL3 Securities to another U.S. financial institution that makes those communications available through non-electronic means. Any such revocation will be deemed effective as of the date of the liquidation or transfer and will not affect any such communications previously delivered by LOYAL3 Securities, or pertaining to transactions or matters occurring prior to the transfer. There can be no assurance that you will be able to effect the transfer requested and communication in paper form in a timely manner.

Any Client Loyalty Reward you receive as a result of the Program could be taxable to you.

You may be subject to tax on the value of your Client Loyalty Rewards. If you receive Shares under the Referral Offer, upon receipt you will generally realize taxable income equal to the fair market value of the Shares (the closing price in the open market) on the day you receive Shares. Your participation in the Program may increase the complexity of your tax filings and may cause you to be ineligible to file Internal Revenue Service Form 1040-EZ, if you would otherwise be eligible to file such form. See “Certain U.S. Federal Income Tax Considerations,” below.

The administration and operation of the Program is significantly dependent on information technology.

The Program utilizes a novel technology platform, posing increased operational risk associated with the use of new technologies. Because all redemptions under the Program will be placed through e-commerce Web sites, participants must rely on LOYAL3 to securely collect, transmit and store electronic information in connection with its administration of the Program. Despite any security measures that LOYAL3 may put in place, its and its service providers’ information technology systems may be susceptible to damage, disruptions or shutdowns due to hardware failures, computer viruses, hacker attacks, telecommunication failures, user errors, catastrophic events or other factors. Any damage or disruption to, or shutdown suffered by, information technology systems used in connection with the Program could interrupt Program administration and expose participants (current and past) to the risk that others may obtain unauthorized access to their confidential information, including personal information and credit card and other financial data.

Holding Shares in our Company through the LOYAL3 platform may pose increased risk and offer you fewer protections than investing with a larger broker-dealer or certain other plan administrators.

LOYAL3 will process the transactions through which participants acquire Shares in the Program. LOYAL3 is relatively new to the role of administering a public offering (whether for us or for another issuer) and may not be as well capitalized as traditional broker-dealers or certain other plan administrators. Accordingly, if you hold Shares in our Company through the Program, you may have more limited recourse against LOYAL3 for its activities in connection with the Program than you might if you invested through a traditional broker-dealer, underwriter or other plan administrator.

We have never paid or declared any cash dividends on our common stock, and we do not intend to declare or pay any cash dividends on our common stock in the foreseeable future.

We have never paid or declared any cash dividends on our common stock, and we do not intend to declare or pay any cash dividends on our common stock in the foreseeable future. Our credit facility contains covenants that, among other things, restrict our ability to declare or pay dividends on our common stock. In addition, no dividend may be declared or paid on our common stock, other than dividends payable solely in shares of our common stock, unless all accrued dividends for all completed dividend periods have been declared and paid on our preferred stock. Other than to pay dividends on our preferred stock, we currently intend to retain future earnings, if any, to invest in our business.

Our revenues, operating results and cash flows may fluctuate in future periods and we may fail to meet investor expectations, which may cause the price of our Common Stock to decline.

Variations in our quarterly and year-end operating results are difficult to predict and our income and cash flow may fluctuate significantly from period to period. If our operating results fall below the expectations of investors or securities analysts, the price of our Common Stock could decline substantially. Specific factors that may cause fluctuations in our operating results include:

●	demand and pricing for our products and services;

●	government or commercial healthcare reimbursement policies;

●	physician and patient acceptance of any of our current or future products;

●	introduction of competing products;

●	our operating expenses which fluctuate due to growth of our business;

●	timing and size of any new product or technology acquisitions we may complete; and

●	variable sales cycle and implementation periods for our products and services.

S-5

DESCRIPTION OF THE PROGRAM

Summary

We have established our Client Loyalty Rewards Program as a thank you for using MTBC’s services or referring new clients.

Shares for the Program will be allocated from Shares held by MTBC as treasury stock. Shares will be allocated to the applicable participants’ accounts following completion of the enrollment and claim process.

The Program is not designed for short-term investors, as participants will not have complete control over the timing of transactions (in particular, the timing of sales of Shares under the Program by participants), or the market value of the Shares redeemed pursuant to a Client Loyalty Reward. See “— Sale of Shares.” The Program is designed primarily for clients who have a long-term perspective and affinity for the Company and its values. You will be required to open a brokerage account with LOYAL3 Securities, Inc. (“LOYAL3”) in order to redeem any Client Loyalty Reward, and agree to the following terms:

●	Simple Enrollment and Easy to Redeem Awards. An eligible client will receive his or her specific offer communication from MTBC. We expect that the primary method for communicating offers will be by email sent to the email account reflected on our client account records. The offer communication will include a link to the LOYAL3® technology platform where participants can enroll and redeem their Client Loyalty Rewards.

●	Limited Offer – First Come, First Served. The Program is initially limited to an aggregate of 100,000 Shares to be issued as Client Loyalty Rewards. Client Loyalty Reward claims will be accepted and fulfilled on a first-come, first-served basis. MTBC will have no obligation to honor redemption requests after 100,000 Shares have been redeemed. Client Loyalty Rewards must be redeemed within the time period specified in the applicable offer.

●	No Fees to Enroll and Redeem Client Loyalty Rewards. A participant will be able to redeem a Client Loyalty Reward offer at no cost to the participant. Participants may withdraw proceeds from sale of any Share by electronic transfer to their bank account. While there are no fees to enroll or sell shares at this time, LOYAL3 may elect to charge service fees in the future. See ” – Cost to Participants” below.

●	Fully Electronic Stockholder Communications. To participate in our Program, participants must agree, subject to applicable law, to receive all stockholder communications from MTBC through LOYAL3 electronically.

●	Review Positions Online. Participants can access positions and history and engage in Program transactions through their account on the LOYAL3 technology platform.

●	No Control over Exact Timing of Transactions. Participants will not have control over the exact timing of transactions or the price of Shares at the time of any redemption of a Client Loyalty Reward or the price they will receive upon a sale of Shares, as Program transaction orders are executed on a batched basis. See ” – Sale of Shares” below.

●	Right to Suspend. The Program, and redemptions of Client Loyalty Rewards issued thereunder, may be suspended, modified, terminated or extended at any time.

The Offers

An eligible client will be presented with an offer to receive a Client Loyalty Reward. Eligible providers will receive their specific offer communication via email and www.mtbc.com. The offer presented to a client will specify the eligibility criteria, the amount of Shares subject to the award and any other terms or restrictions of the award if different from those specified in this prospectus supplement. Unless otherwise specified in an applicable offer communication, the offers the Company plans to make under the Program include:

●	Initial Offers: Medical service providers who are active MTBC medical billing clients and are current in their account balance will each receive an offer for 100 Shares. In addition, one provider within a practice that redeems our offer will be able to designate an office manager or administrative person at their practice to receive an offer for 25 Shares of their own. Clients utilizing MTBC services other than medical billing who are current in their account balance will each receive an offer for 25 Shares.

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●	New Client Offers: New medical service providers who sign MTBC’s standard new account agreement prior to December 31, 2016 and become active MTBC medical billing clients no later than February 28, 2017 will each receive an offer to receive 100 Shares. New Client Offers are subject to the new medical service provider being current in their account balance and meeting eligibility criteria set forth herein. In addition, one new medical service provider within a practice that redeems our offer will be able to designate an office manager or administrative person at their practice to receive an offer to receive 25 Shares.

●	Referral Offers: Medical service providers who are active MTBC clients that refer new clients to MTBC during the period from August 31, 2016 through December 31, 2016 will each receive an offer for 1,000 Shares per qualifying referral. For a new client referral to qualify for this offer, the new client must not be an existing client of MTBC’s, they must sign MTBC’s standard new account agreement by December 31, 2016 and begin utilizing MTBC’s medical billing services no later than February 28, 2017.

Each Client Loyalty reward will specify a redemption period applicable to that offer. Client Loyalty Rewards must be redeemed on or prior to a specified date, or within a specified redemption period, and will expire if not redeemed by such time.

LOYAL3

LOYAL3, a U.S. registered broker-dealer, will act as your broker and agent in all Program transactions and you must open a brokerage account (“LOYAL3 Account”) with LOYAL3 to participate. We will be paying LOYAL3 a customary fee for brokerage, technology and other services.

Applicable Restrictions

Participants must sign up for a LOYAL3 brokerage account in order to redeem their Shares under the Program. Such Participants must pass LOYAL3’s eligibility criteria, including verification of your identity, minimum age and U.S. residence. Participants who fail to meet such criteria will not be eligible to redeem any Client Loyalty Reward. The Program is currently available only to individual persons who are U.S. residents.

MTBC reserves the right to determine that any client is not eligible to receive or redeem a Client Loyalty Reward. Accounts must be active and in good standing at the time of redeeming any offer under the Program.

Client Loyalty Rewards are not transferable, except a referring provider may designate another person to receive the Shares he or she is entitled to redeem in the Referral Offer. Shares acquired upon redemption of a Client Loyalty Reward are freely transferable by the holder thereof.

Referral Offer Program

Referral Offers are subject to the following additional conditions:

●	Active clients of MTBC (including medical service providers and their designees) can refer new medical practices to become clients of MTBC by sending an email to sales@mtbc.com.

●	The new practice must not be a current customer of MTBC, and must not have been a customer of MTBC’s for the past 6 months. If any of the medical service providers in the new practice are also members of another practice which is an existing MTBC customer, there must be at least one additional medical doctor in the new practice who is not a member of a practice which is an existing MTBC customer.

●	If more than one client refers the same new medical practice, only the first client to send the referral to MTBC will be eligible to receive a Referral Offer.

●	New clients must sign MTBC’s standard new account agreement during the period from August 31, 2016 through December 31, 2016, and begin utilizing MTBC’s medical billing service no later than February 28, 2017.

The Referral Offer supersedes and is offered in lieu of all offers of cash referral fees that have been offered by MTBC in the past.

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Source of the Shares

Shares of our Common Stock needed to meet Program requirements will be allocated from Shares held by MTBC as treasury stock. Shares will be allocated to the applicable participants’ accounts following completion of the enrollment and claim process.

Timing of Receipt of Shares upon Redemption of Client Loyalty Rewards

Once an eligible client that has received a Client Loyalty Reward (or a designee thereof, if applicable) completes the enrollment process on LOYAL3 and redeems a Client Loyalty Reward, LOYAL3 will generally deposit the Shares in such participant’s account within 10 trading days. The participant will receive an electronic redemption confirmation upon deposit of the Shares into his or her LOYAL3 Account.

Sale of Shares

You may sell your Shares held in the Program at any time after you have received a confirmation that the Shares acquired upon redemption of your Client Loyalty Reward are in your account. You may do so by entering sale instructions online through LOYAL3. Sale orders received by 2:00 p.m. Eastern Time will typically be batched (or combined with orders placed by other participants) for execution the next trading day, subject to market conditions. The Share sale price will be the average share price of the batch or batches in which your sale order is included. Unlike a market order placed in an ordinary brokerage account, there may be a substantial delay between the time you enter your sale order and the time it is executed. As a result of the batch method of transactions, the price of shares of our Common Stock may fluctuate, perhaps significantly, between the time you decide to redeem a Client Loyalty Reward or sell your Shares under the Program and the time of actual execution of such transaction, potentially causing you to suffer a loss. Because the public trading volume and stock price of our Common Stock can vary significantly from day to day, your exposure to this type of risk with respect to our Common Stock may be more significant than it would be for a company whose shares are more heavily traded. See “Risk Factors − Because you will not have control over the exact timing of transactions, you will not know the price of the Shares you are obtaining upon redemption of a Client Loyalty Reward or the price at which you sell your Shares under the Program at the time you authorize the sale.”

In the event that there is insufficient market demand for our Common Stock in the public trading market, or an absence of bids within defined price ranges, LOYAL3 may limit the amount of shares sold on behalf of participants on any trading day, or may delay processing of sales orders. In such cases, LOYAL3 may process all or a portion of pending sale orders on the first available day on which trading activity is sufficient to process the trades consistent with this trading policy. In order to facilitate the foregoing trading policy and LOYAL3’s ability to obtain the most advantageous available execution of customer orders, all sale orders will be treated as “not held” orders, in which you authorize LOYAL3 to sell the shares without specifying the price or time of sale.

The timing of any sale order processing also may be affected by market events such as trade halts or suspension of Program trading activity initiated by LOYAL3 or by the Company (at LOYAL3’s or the Company’s sole discretion). In the event of a trading halt or Program activity suspension, redemption and sale orders will be executed according to LOYAL3’s batch trading policies on the first available day after the trading halt is lifted. See ” − Suspension of Offers; Termination of Program Participation” and “Risk Factors − We may not be able to maintain our listing on the Nasdaq Capital Market.”

In order to transfer proceeds from the sale of Shares held in the Program, you must have a current checking account entered into your Program profile. When a request to transfer funds to your checking account is submitted, the funds will be sent electronically to your specified account and are typically credited to your checking account one to three business days after you submit your transfer request. You will not be able to receive the proceeds by check or wire transfer.

Subject to certain restrictions, if you would like your Shares transferred to another brokerage account, you may do so by instructing your new broker to initiate the transfer. LOYAL3 will charge a $25.00 fee for the transfer (fees subject to change).

Electronic Book-Entry of Shares

Shares in the Program will be maintained in your name in book-entry form. Physical certificates are not available.

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Electronic Communications and Reports to Participants

By becoming a participant in the Program, you agree, for so long as you continue as a participant or hold Shares through the Program or remain a customer of LOYAL3, to receive all shareholder communications from the Company and LOYAL3 electronically, either via email or email notification to access online information (except when the Company or LOYAL3 is required to provide the option for non-electronic communication or documentation by law or regulation upon your request). Electronic communication will include, but will not be limited to, confirmations of transactions, account statements, proxy materials and stockholder communications, notices of modifications of the privacy policies of LOYAL3 as well as other basic communications, including information from LOYAL3. Any communications electronically delivered by LOYAL3 will be deemed to have been received by you at the time notice by email is sent to your email address, and any communications delivered by email when sent to your email address associated with your LOYAL3 Account. You agree to advise LOYAL3 promptly of any change of your email and/or residential address. You also agree to notify LOYAL3 promptly of any errors or omissions in any transaction or in the handling of your Program participation.

You will also consent to electronically receive U.S. tax reporting documents (such as an IRS Form 1099-B reflecting proceeds in the case of a sale of Shares held in the Program) unless you affirmatively opt to receive them in paper form by writing to LOYAL3 Support Services, 150 California Street, San Francisco, CA 94111.

Suspension of Offers; Termination of Program Participation

Suspension of Program Activities. In certain circumstances the conduct of offerings under the Program may be suspended by LOYAL3 or by the Company (at LOYAL3’s or the Company’s sole discretion). In that case, redemptions of unclaimed Client Loyalty Rewards will not be processed. LOYAL3 will continue to process sale orders as described in this prospectus supplement.

Trade Halts and Black-Out Periods. Please note that the timing of redemptions may be affected by market events such as trading halts, whether due to external causes, such as exchange halts (which would apply to all securities transactions) or suspension of Program trading activity initiated by LOYAL3 or by the Company (at LOYAL3’s or the Company’s sole discretion) or initiated by the exchange. In the event of a trading halt or Program activity suspension, sale orders will be executed according to LOYAL3’s batch trading policies on the first available day after the trading halt or Program activity suspension is lifted. In the event that there is insufficient market demand for our Common Stock in the public trading market, or an absence of bids within defined price ranges, LOYAL3 may limit the amount of shares sold on behalf of participants on any trading day, or may delay processing of sales orders. In such cases, LOYAL3 may process all or a portion of pending sale orders on the first available day on which trading volumes are sufficient to process the trades consistent with this trading policy. In order to facilitate to foregoing trading policy and LOYAL3’s ability to obtain the most advantageous available execution of customer orders, all sale orders will be treated as “not held” orders, in which you authorize LOYAL3 to sell the shares on your behalf without specifying the price or time of sale.

Termination by Participant. You may discontinue participation in the Program at any time by selling all of your Shares held in the Program.

Cost to Participants

Participants will be able to redeem their Client Loyalty Reward offer at no cost to the participant. LOYAL3 may elect to charge service fees, such as sales fees, at any time. LOYAL3 will charge a $25.00 fee to process any request to transfer your Shares to another brokerage account. LOYAL3 fees are subject to change. LOYAL3 will provide you with advance notice of the imposition of any sales charge and of any changes to the fees charged by LOYAL3 with respect to your LOYAL3 Account.

Additional Information about the Program

Voting. As a Program participant, you enjoy all the voting rights and privileges associated with ownership for your Shares in the Program. You will receive all stockholder communications electronically, including proxy materials and annual reports. You will be given the opportunity to vote your Shares in the Program. MTBC reserves the right to specify a minimum share ownership threshold of one full Share or more in order to attend the annual meeting of shareholders.

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Responsibilities. Neither the Company nor LOYAL3 can assure you a minimum guaranteed sales price on the Shares that you acquire under the Program. Neither the Company nor LOYAL3 nor any of their affiliates will be liable for any act done in good faith, or as required by applicable law, or for any good faith omission to act. This includes, without limitation, any claims for liability relating to the prices at which shares of our Common Stock are acquired or sold for you, the dates of redemption or sales, or any change in the value of the Shares.

Your Program participation represents an investment in our Common Stock, which may increase or decrease in value. You are responsible for the investment decisions regarding your Program investments. Neither we nor LOYAL3 will provide any investment advice. You must make independent investment decisions on the redemption of Client Loyalty Rewards and sale of Shares received pursuant to the Program based upon your own judgment and research.

You are responsible for all costs that you separately incur in connection with Program participation, such as the cost of your Internet service provider or any fees that your bank may charge you for electronic funds transfer and delivery. You are responsible for providing notice of any change in your email address, or other personal or payment information on the LOYAL3 platform.

Program Changes or Interpretations. This prospectus supplement (including any supplements or revisions that may be distributed in the future) sets forth the terms of the Program. We reserve the right to add to, suspend, modify or terminate the Program or any Client Loyalty Rewards at any time. We will provide notice of any significant addition, suspension, modification or termination of pending or future offers. The Company reserves the right, in its sole discretion, to award additional shares to medical service providers or other personnel of any Client, or to extend the redemption date for any Client Loyalty Reward. The Company and LOYAL3 also reserve the right to change any administrative procedures of the Program without notice.

We or LOYAL3 will determine any question of interpretation arising under the Program, and any such determination will be final. Any action taken by us or LOYAL3 to effectuate the Program in the good faith exercise of our or its respective judgment will be binding on all parties.

Handling of Stock Splits and Other Distributions/Anti-dilution. The number of Shares registered under the Registration Statement for the Program (of which this prospectus supplement and the accompanying prospectus forms a part) as well as any calculation of Shares held by you and any calculations based on Shares (such as the trading price) will reflect any increase or decrease in the number of issued Shares resulting from a subdivision or consolidation of Shares or other capital adjustment, or the payment of a stock dividend, or other increase or decrease in such Shares, if effected without receipt of consideration by us. In the event of a subdivision or consolidation of Shares, the full number of resulting Shares will be held in your LOYAL3 Account. Any fractional Share holdings will be sold on behalf of Program participants and the sale proceeds will be deposited in your LOYAL3 Account.

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USE OF PROCEEDS

The Company will not receive any proceeds from the redemption of Client Loyalty Rewards.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a general summary of certain U.S. federal income tax considerations that may be relevant to the Program. Your participation in the Program will have certain consequences from a U.S. federal income tax standpoint. This discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), the U.S. Treasury regulations promulgated thereunder, administrative pronouncements and judicial decisions, all as of the date hereof and all of which are subject to change, possibly with retroactive effect. Because the Program is unique, there are limited applicable legal precedents applicable to the income tax consequences of the Program, and we are not able to describe all of the material tax consequences with certainty. The following discussion is for general purposes only, is limited to U.S. federal income tax consequences only, and may not be applicable depending on your particular situation. The discussion addressed only to individuals who are U.S. citizens or residents for U.S. tax purposes, and who hold their Shares as “capital assets” within meaning of the Code. You are urged to consult your own tax advisor with respect to the income and other tax consequences of the Program, including the tax consequences under state, local, estate, foreign and other tax laws and tax treaties and the possible effects of changes in U.S. or other tax laws.

If you receive Shares under the Program, upon receipt you will generally realize taxable income equal to the fair market value of the Shares (the closing price in the open market) on the day you receive them. If you receive a Referral Offer, we will report this amount to the IRS using Form 1099-MISC as applicable.

Also, while not free from doubt, we intend to take the position that there will be no income tax consequences to you if your Client Loyalty Rewards expire without being redeemed.

Upon a sale or other taxable disposition of the Shares you receive pursuant to the Program, you will realize a capital gain or loss equal to the difference between the amount you receive on such disposition and your adjusted tax basis in the Shares disposed. That capital gain will be long-term capital gain if the holding period for the Shares exceeds one year at the time of disposition. Long-term capital gains of individuals are presently taxed at lower rates than ordinary income, and the ability to deduct capital losses could be limited. We anticipate that your adjusted tax basis in your Shares will most likely equal the fair market value of the shares (the closing price in the open market) on the day you receive Shares. You should consult your tax advisor regarding special rules that apply to identify the tax basis in Shares sold when you own Shares acquired at different times and having different tax bases.

There can be no assurance IRS will agree with the foregoing tax treatment, and it is possible that the federal income tax consequences of the Program could differ from those described above.

Your participation in the Program may also be subject to information reporting and tax withholding.

Your participation in the Program may increase the complexity of your tax filings and may cause you to be ineligible to file Internal Revenue Service Form 1040-EZ, if you would otherwise be eligible to file such form.

The U.S. federal income tax discussion set forth above is included for general information only and may not be applicable depending on your particular situation. You are urged to consult your own tax advisor with respect to the tax consequences of your participation in the Program, including the tax consequences under state, local, estate, foreign and other tax laws and tax treaties and the possible effects of changes in U.S. or other tax laws.

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PLAN OF DISTRIBUTION

The Shares offered pursuant to the Program are offered directly to Program participants. We are not making an offer to sell our Common Stock in any jurisdiction where the offer or sale is not permitted.

The Shares offered pursuant to the Program will be made available through a platform administered by LOYAL3 Securities, Inc., or the “LOYAL3 Platform.” Eligible persons must open a new brokerage account with LOYAL3 in order to participate in the Program. Eligible clients will receive a specific offer communication from MTBC regarding their offer, including instructions on how to access a website on the LOYAL3 Platform to open a LOYAL3 Account and claim the Shares. Any sale of Shares using the LOYAL3 Platform will be completed through a batch or combined order process, typically only once per day.

Participants will not be required to pay any fee to open a LOYAL3 Account or to claim the Shares. LOYAL3 will charge a $25.00 fee in connection with any transfer of shares to another brokerage account. On or after January 1, 2017, LOYAL3 may impose a sales charge in connection with sales of Shares. LOYAL3 will provide you with advance notice of the imposition of any sales charge and of any changes to the fees charged by LOYAL3 with respect to your LOYAL3 Account. We will pay LOYAL3 a technology and services fee for technology and other services used in conducting the offering through the LOYAL3 Platform. The technology and services fee includes $10,000 of fees for marketing and offering services. We have also agreed to reimburse LOYAL3 for certain offering expenses, which are not expected to be material.

The LOYAL3 Platform and information on the LOYAL3 website do not form a part of this prospectus. LOYAL3 Securities, Inc. is a U.S.-registered broker-dealer unaffiliated with our company.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement constitutes a part of a registration statement on Form S-3 filed by us with the SEC under the Securities Act. This prospectus supplement does not contain all of the information included in the registration statement. We have omitted certain parts of the registration statement, as allowed by the rules and regulations of the SEC. You may wish to inspect the registration statement and the exhibits to that registration statement for further information with respect to us and our common stock. Copies of the registration statement and the exhibits to such registration statement are on file at the offices of the SEC and may be obtained upon payment of the prescribed fee or may be examined without charge at the public reference facilities of the SEC described below. Statements contained or incorporated by reference in this prospectus supplement concerning the provisions of certain documents are necessarily summaries of the material provisions of such documents, and each statement is qualified in its entirety by reference to the copy of the applicable document filed with the SEC.

We file annual reports, quarterly and current reports, proxy statements and other information with the SEC. The public may read and copy any materials that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Room 1580, Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at www.sec.gov.

We maintain an Internet website at www.mtbc.com. All of our reports filed with the SEC (including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and proxy statements) are accessible through the Investor Relations section of our website, free of charge, as soon as reasonably practicable after electronic filing. The reference to our website in this prospectus is an inactive textual reference only and is not a hyperlink. The contents of our website are not part of this prospectus, and you should not consider the contents of our website in making an investment decision with respect to our securities.

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INCORPORATION OF INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus information contained in documents that we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference into this prospectus is an important part of this prospectus, and information we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the date that the offering of the securities by means of this prospectus is completed or terminated, including all such documents we may file with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules, including Current Reports on Form 8-K furnished under Item 2.02 or Item 7.01, including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01):

●	our Annual Report on Form 10-K for the year ended December 31, 2015 filed with the SEC on March 24, 2016;

●	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016 and June 30, 2016 filed with the SEC on May 11, 2016 and August 11, 2016, respectively; and

●	our Current Reports on Form 8-K, filed with the SEC on each of September 24, 2015, January 27, 2016, February 17, 2016, two filed on March 24, 2016, April 5, 2016, May 11, 2016, May 19, 2016, June 28, 2016, June 30, 2016, July 1, 2016 (as amended by our Form 8-K/A filed with the SEC on July 6, 2016), July 8, 2016, July 18, 2016, August 11, 2016, August 15, 2016 and September 7, 2016.

Any statement incorporated by reference in this prospectus supplement from an earlier dated document that is inconsistent with a statement contained in this prospectus supplement or in any other document filed after the date of the earlier dated document, but prior to the date hereof, which also is incorporated by reference into this prospectus supplement, shall be deemed to be modified or superseded for purposes of this prospectus supplement by such statement contained in this prospectus supplement or in any other document filed after the date of the earlier dated document, but prior to the date hereof, which also is incorporated by reference into this prospectus supplement.

Any person, including any beneficial owner, to whom this prospectus supplement is delivered may request copies of this prospectus supplement and any of the documents incorporated by reference into this prospectus supplement, without charge, by written or oral request directed to MTBC, 7 Clyde Road, Somerset, New Jersey, Telephone: (732) 873-5133, x133 or from the SEC through the SEC’s Internet website at the address provided under “Where You Can Find More Information.” Documents incorporated by reference into this prospectus supplement are available without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents.

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Medical Transcription Billing, Corp.

$20,000,000

Common Stock

Preferred Stock

We may offer and sell from time to time up to $20,000,000 of preferred stock or common stock in one or more offerings. When we decide to sell our securities, we will provide specific terms of the offered securities, including the amount of securities offered, in a prospectus supplement. The prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering. This prospectus and any accompanying prospectus supplement may be used to offer securities for the account of persons other than us.

You should carefully read this prospectus and the applicable prospectus supplement carefully before you make your investment decision.

Our common stock is listed on the NASDAQ Capital Market under the symbol “MTBC,” and our 11% Series A Cumulative Redeemable Perpetual Preferred Stock (“Series A Preferred Stock”) is listed on the NASDAQ Capital Market under the symbol “MTBCP.” On April 11, 2016, the last reported sale price of our common stock on the NASDAQ was $0.92 per share and the last reported sale price of our Series A Preferred Stock was $25 per share.

As of April 14, 2016, the aggregate market value of our outstanding common stock held by non-affiliates, or the public float, was $4,643,906, which was calculated based on 4,914,186 shares of outstanding common stock held by non-affiliates and a price per share of $0.945, the closing price of our common stock on April 11, 2016. As of the date hereof, we have not offered any securities pursuant to General Instruction I.B.6 of Form S-3, and in no event will we sell securities registered on this registration statement in a public primary offering with a value exceeding one-third of our public float in any 12-month period, so long as our public float remains below $75 million. As of April 14, 2016, one-third of our public float is equal to $1,547,969.

We may offer and sell these securities to or through one or more underwriters, brokers, dealers, agents, or directly to purchasers, on a continuous or delayed basis.

Investing in our securities involves significant risks. See the “Risk Factors” section on page 6, in our filings with the Securities and Exchange Commission and the applicable prospectus supplement.

This prospectus may not be used to sell any of the securities unless it is accompanied by a prospectus supplement.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus is May 9, 2016.

About This Prospectus

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing the SEC’s “shelf” registration rules. Under the shelf registration rules, we may sell our securities from time to time in one or more offerings up to a total dollar amount of $20,000,000 as described in this prospectus.

This prospectus provides you with a general description of the securities we may sell. Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that will contain specific information about the securities being offered and sold and the specific terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the prospectus supplement. You should read this prospectus, the applicable prospectus supplement and the additional information described under the headings “Where You Can Find More Information,” and “Incorporation of Certain Information by Reference” before making an investment decision. You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

You should not assume that the information in this prospectus, any accompanying prospectus supplement or any documents we incorporate by reference is accurate as of any date other than the date on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since that date.

You should rely only on the information contained or incorporated into this prospectus. We have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses we have prepared. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

Unless this prospectus indicates otherwise or the context otherwise requires, the terms “MTBC,” “we,” “us,” “the Company” and “our” refer to Medical Transcription Billing, Corp., a Delaware corporation, and its wholly-owned subsidiaries.

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Special Note Regarding Forward-Looking Statements

This prospectus, including the sections entitled “About This Prospectus,” “About Medical Transcription Billing, Corp.,” “Risk Factors,” and “Use of Proceeds” contains forward-looking statements within the meaning of the federal securities laws. These statements relate to anticipated future events, future results of operations or future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “might,” “will,” “should,” “intends,” “expects,” “plans,” “goals,” “projects,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these terms or other comparable terminology. There are a number of important factors that could cause our actual results to differ materially from those indicated by these forward-looking statements, including without limitation:

●	our ability to manage our growth, including acquiring and effectively integrating other businesses into our infrastructure;

●	our ability to retain our customers, including effectively migrating and keeping new customers acquired through business acquisitions;

●	our ability to attract and retain key officers and employees, including Mahmud Haq, our CEO, and personnel critical to the transitioning and integration of our newly acquired businesses;

●	our ability to raise capital and obtain financing on acceptable terms;

●	our ability to compete with other companies developing products and selling services competitive with ours, and who may have greater resources and name recognition than we have;

●	our ability to maintain operations in Pakistan in a manner that continues to enable us to offer competitively-priced products and services;

●	our ability to keep and increase market acceptance of our products and services;

●	our ability to keep pace with a changing healthcare industry and its rapidly evolving technology demands and regulatory environment;

●	our ability to protect and enforce intellectual property rights; and

●	our ability to maintain and protect the privacy of customer and patient information.

These forward-looking statements are only predictions, are uncertain and involve substantial known and unknown risks, uncertainties and other factors which may cause our (or our industry’s) actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements. The “Risk Factors” section of this prospectus sets forth detailed risks, uncertainties and cautionary statements regarding our business and these forward-looking statements. Moreover, we operate in a very competitive and rapidly changing regulatory environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all of the risks and uncertainties that could have an impact on the forward-looking statements contained in this prospectus.

We cannot guarantee future results, levels of activity or performance. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus. These cautionary statements should be considered with any written or oral forward-looking statements that we may issue in the future. Except as required by applicable law, including securities laws, we do not intend to update any of the forward-looking statements to conform these statements to reflect actual results, later events or circumstances or to reflect the occurrence of unanticipated events. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or other investments or strategic transactions we may engage in.

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Where You Can Find More Information

We have filed with the SEC a registration statement on Form S-3 under the Securities Act for the securities being offered under this prospectus. This prospectus, which is part of the registration statement, does not contain all of the information set forth in the registration statement and accompanying exhibits. This prospectus contains descriptions of certain agreements or documents that are exhibits to the registration statement. The statements as to the contents of such exhibits, however, are brief descriptions and are not necessarily complete, and each statement is qualified in all respects by reference to such agreement or document. In addition, we file annual, quarterly and other reports, proxy statements and other information with the SEC. Our current SEC filings and the registration statement and accompanying exhibits may be read and copied by the public at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. The SEC also maintains a website that contains reports, proxy and information statements, registration statements and other information regarding issuers that file electronically with the SEC, including our filings with the SEC. The SEC website address is www.sec.gov. You may call the SEC at 1-800-SEC-0330 to obtain further information on the operations of the Public Reference Room.

We make available free of charge through our web site our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statement on Schedule 14A and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC. Our website address is www.mtbc.com. Please note that our website address is provided as an inactive textual reference only. Information contained on or accessible through our website is not part of this prospectus or any accompanying prospectus supplement, and is therefore not incorporated by reference unless such information is otherwise specifically referenced elsewhere in this prospectus or any accompanying prospectus supplement.

Incorporation of Certain Information by Reference

The SEC allows us to “incorporate by reference” into this prospectus information contained in documents that we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference into this prospectus is an important part of this prospectus, and information we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the date that the offering of the securities by means of this prospectus is completed or terminated, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules, including Current Reports on Form 8-K furnished under Item 2.02 or Item 7.01, including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01):

●	our Annual Report on Form 10-K for the year ended December 31, 2015 filed with the SEC on March 24, 2016;

●	our Current Reports on Form 8-K, filed with the SEC on each of September 24, 2015, January 27, 2016, February 17, 2016, March 24, 2016 and April 5, 2016; and

●	the description of our common stock and Series A Preferred Stock, each with $0.001 par value per share, contained in our Registration Statement on Form S-1/A filed with the SEC on October 19, 2015, including all amendments and reports filed for purposes of updating such descriptions.

Any statement incorporated by reference in this prospectus from an earlier dated document that is inconsistent with a statement contained in this prospectus or in any other document filed after the date of the earlier dated document, but prior to the date hereof, which also is incorporated by reference into this prospectus, shall be deemed to be modified or superseded for purposes of this prospectus by such statement contained in this prospectus or in any other document filed after the date of the earlier dated document, but prior to the date hereof, which also is incorporated by reference into this prospectus.

Any person, including any beneficial owner, to whom this prospectus is delivered may request copies of this prospectus and any of the documents incorporated by reference into this prospectus, without charge, by written or oral request directed to MTBC, 7 Clyde Road, Somerset, New Jersey, 08873, telephone: (732) 873-5133, x133.

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About Medical Transcription Billing, Corp.

Medical Transcription Billing, Corp. (the “Company”) is a healthcare information technology company that provides a fully integrated suite of proprietary web-based solutions, together with related business services, to healthcare providers practicing in ambulatory care settings. Our integrated Software-as-a-Service (or SaaS) platform helps our customers increase revenues, streamline workflows and make better business and clinical decisions, while reducing administrative burdens and operating costs. In addition to our experienced team in the United States, we employ a highly educated workforce of more than 1,500 people in Pakistan, where we believe labor costs are approximately one-half the cost of comparable India-based employees and one-tenth the cost of comparable U.S. employees, thus enabling us to deliver our solutions at competitive prices.

Our flagship offering, PracticePro, empowers healthcare practices with the core software and business services they need to address industry challenges, including the Patient Protection and Affordable Care Act (“Affordable Care Act”), on one unified SaaS platform. We deliver powerful, integrated and easy-to-use ‘big practice solutions’ to small and medium practices, which enable them to efficiently operate their businesses, manage clinical workflows and receive timely payment for their services. PracticePro includes:

●	Practice management solutions and related tools, which facilitate the day-to-day operation of a medical practice;

●	Electronic health records (or EHR), which is easy to use, highly ranked, and allows our customers to reduce paperwork and qualify for government incentives;

●	Revenue cycle management (or RCM) services, which include end-to-end medical billing, analytics, and related services; and

●	Mobile Health (or mHealth) solutions, including smartphone applications that assist patients and healthcare providers in the provision of healthcare services.

As a result of an acquisition in 2015, the Company offers a clearinghouse service which allows clients to track claim status and includes services such as batch electronic claim and payment transaction clearing and web access for claim corrections. Also as result of this acquisition, the Company has an EDI service which provides a centralized electronic data interchange management system to audit, manage and control the exchange of information.

As of December 31, 2015, we served approximately 1,100 customers; of which 340 utilized our clearinghouse and EDI services. We provided medical billing to approximately 730 medical practices (which we define as physicians, nurses, nurse practitioners, physician assistants and other clinical staff that render bills for their services) representing approximately 1,500 providers, practicing in approximately 60 specialties and subspecialties, in 44 states. As of December 31, 2014, we served approximately 980 medical practices representing approximately 2,200 providers, practicing in approximately 60 specialties and subspecialties, in 43 states. Approximately 98% of the practices we serve consist of one to ten providers, with the majority of the practices we serve being primary care providers. However, our solutions are scalable and are appropriate for larger healthcare practices across a wide range of specialty areas. In fact, our customer with the largest number of providers is a hospital-based group with more than 120 providers.

On July 23, 2014, the Company completed its initial public offering (“IPO”) of common stock. The Company sold approximately 4 million shares to the public.

On July 28, 2014, the Company purchased the assets of three medical billing companies, Omni Medical Billing Services, LLC, (“Omni”), Practicare Medical Management, Inc. (“Practicare”) and CastleRock Solutions, Inc. (“CastleRock,” and collectively with Omni and Practicare, the “2014 Acquisitions”), for a combination of cash and stock.

During the year 2015, the Company purchased the assets of Jesjam Holdings, LLC, a medical billing company doing business as Med Tech Professional Billing and those assets of SoftCare Solutions, Inc., a Nevada corporation, the U.S. subsidiary of QHR Technologies, Inc. which represented SoftCare Solutions Inc.’s clearinghouse, electronic data interchange and billing divisions (“SoftCare”). The Company also purchased customer relationships during the year. The SoftCare acquisition expanded the Company’s operations to include EDI and clearinghouse services.

During November 2015, the Company completed a preferred stock offering, selling Series A Preferred Stock publicly. The Company sold 231,616 shares at a price of $25.00 per share.

During February 2016 the Company purchased substantially all the assets of Gulf Coast Billing Inc., a Texas corporation.

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Our growth strategy includes acquiring smaller revenue cycle management companies and then migrating the customers of those companies to our solutions. The revenue cycle management service industry is highly fragmented, with many local and regional revenue cycle management companies serving small medical practices. We believe that the industry is ripe for consolidation and that we can achieve significant growth through acquisitions. We estimate that there are more than 1,500 companies in the United States providing revenue cycle management services and that no one company has more than a 7% share of the market. We further believe that it is becoming increasingly difficult for traditional revenue cycle management companies to meet the growing technology and business service needs of healthcare providers without a significant investment in information technology infrastructure.

In addition, our growth strategy includes strategic partnerships with other industry participants, including electronic health records vendors, in which the vendors refer customers to our services. While we offer our own electronic health records, our strategy includes providing integrated offerings utilizing third party electronic health records while offering customers MTBC’s revenue cycle management, practice management and mobile health capabilities.

We have recently hired additional sales and marketing executives and moved existing personnel into sales roles to spearhead our customer acquisition initiative, which will include growing existing and developing new strategic partnerships. We believe that these new team members will also be able to successfully leverage the network of relationships of the medical billing companies and the clearinghouse entity that we acquired and our existing network. By devoting greater resources to sales and marketing, we expect that our organic growth will increase more rapidly, as our current organic growth is driven primarily by customer referrals and internet search engine optimization technique.

Our principal executive offices are located at 7 Clyde Road, Somerset, New Jersey, 08873, and our main telephone number is (732) 873-5133.

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Risk Factors

An investment in our securities involves significant risks. You should read and carefully consider the risks and uncertainties and the risk factors set forth in our most recent Annual Report on Form 10-K, our subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K we file after the date of this prospectus, and the other information contained in or incorporated by reference into this prospectus, as updated, amended or superseded by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement before acquiring any of such securities. The occurrence of any of these risks could materially and adversely affect our business, prospects, financial condition, results of operations and cash flow and might cause you to lose all or part of your investment in the offered securities. Much of the business information, as well as the financial and operational data contained in our risk factors, are updated by our periodic reports filed with the SEC pursuant to the Exchange Act, which are also incorporated by reference into this prospectus. The risks that we discuss in the documents incorporated by reference in this prospectus are those we currently believe may materially affect our Company. Additional risks not presently known to us or that we currently believe are immaterial also may materially and adversely affect our business, financial condition, results of operations and cash flows. Please also refer to the section entitled “Special Note Regarding Forward-Looking Statements” herein.

Use of Proceeds

Unless otherwise provided in the applicable prospectus supplement to this prospectus used to offer our securities, we expect to use the net proceeds from any offering of securities by us for general corporate purposes, which may include funding potential acquisitions, capital expenditures, investments and general working capital. Pending the application of the net proceeds, except to the extent otherwise provided in the accompanying prospectus supplement, we expect to invest the proceeds in short-term, interest-bearing instruments or other investment-grade securities. Additional information on the use of net proceeds from the sale of securities that we may offer from time to time by this prospectus may be set forth in the applicable prospectus supplement relating to a particular offering.

The Securities We May Offer

The descriptions of the securities contained in this prospectus summarize all the material terms and provisions of the various types of securities that we may offer. The particular terms of the securities offered by any prospectus supplement will be described in that prospectus supplement. If indicated in an applicable prospectus supplement, the terms of the securities may differ from the terms summarized below. An applicable prospectus supplement will also contain information, where applicable, about material U.S. federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed.

We may sell from time to time, in one or more offerings:

●	common stock; and/or

●	preferred stock.

Our board of directors, in its sole discretion, has authority to sell any treasury stock and/or unissued securities upon such terms as it deems advisable. Our board of directors could issue preferred stock, or additional shares of voting common stock at any time.

If we issue securities at a discount from their original stated principal or liquidation amount, then, for purposes of calculating the total dollar amount of all securities issued under this prospectus, we will treat the initial offering price of the securities as the total original principal or liquidation amount of the securities.

This prospectus may not be used to sell securities unless it is accompanied by a prospectus supplement.

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Description of our Capital Stock

General

The following description summarizes the most important terms of our capital stock, as they are expected to be in effect upon the completion of this offering. This summary does not purport to be complete and is qualified in its entirety by the provisions of our amended and restated certificate of incorporation, certificate of designations of the Series A Preferred Stock, and amended and restated bylaws, copies of which have been incorporated by reference or filed as exhibits to the registration statement of which this prospectus is a part. For a complete description of our capital stock, you should refer to our amended and restated certificate of incorporation, certificate of designations of the Series A Preferred Stock, and amended and restated bylaws, and to the applicable provisions of Delaware law. Our authorized capital stock consists of 19,000,000 shares of common stock, $0.001 par value per share, and 1,000,000 shares of preferred stock, $0.001 par value per share, of which 234,600 have been designated Series A Preferred Stock.

As of April 14, 2016, there were 10,245,940 shares of our common stock outstanding, 737,203 shares of Treasury Stock, and an additional 832,633 shares reserved for issuance under the 2014 Equity Plan. There were 231,616 shares of Series A Preferred Stock outstanding. Our board of directors is authorized, without stockholder approval, except as required by the listing standards of NASDAQ and any applicable securities laws, to issue additional shares of our capital stock.

Common Stock

Dividend Rights

Subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of our common stock will be entitled to receive dividends out of funds legally available if our board of directors, in its discretion, determines to issue dividends and then only at the times and in the amounts that our board of directors may determine.

Voting Rights

Holders of our common stock are entitled to one vote for each share held on all matters properly submitted to a vote of stockholders on which holders of common stock are entitled to vote. We have not provided for cumulative voting for the election of directors in our amended and restated certificate of incorporation. The directors will be elected by a plurality of the outstanding shares entitled to vote on the election of directors. Our amended and restated certificate of incorporation establishes a classified board of directors that is divided into three classes until the third annual stockholder meeting following the date of our IPO, when the board of directors will be divided into two classes, with staggered two year terms, as set forth in more detail under the subsection titled “Classified Board” below.

No Preemptive or Similar Rights

Our common stock is not entitled to preemptive rights, and is not subject to conversion, redemption or sinking fund provisions.

Right to Receive Liquidation Distributions

If we become subject to a liquidation, dissolution or winding-up, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of our common stock and any participating preferred stock outstanding at that time, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights of and the payment of liquidation preferences, if any, on any outstanding shares of preferred stock.

Preferred Stock

Our board of directors is authorized, subject to limitations prescribed by Delaware law, to issue preferred stock in one or more series, to establish from time to time the number of shares to be included in each series, and to fix the designation, powers, preferences and rights of the shares of each series and any of its qualifications, limitations or restrictions, in each case without further vote or action by our stockholders. Our board of directors can also increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares then outstanding) the number of shares of any series of preferred stock, without any further vote or action by our stockholders. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock or other series of preferred stock. The issuance of preferred stock, while providing flexibility in connection with possible financings, acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in our control of our company and might adversely affect the market price of our common stock and the voting and other rights of the holders of our common stock.

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Series A Preferred Stock

No Maturity, Sinking Fund or Mandatory Redemption

The Series A Preferred Stock has no stated maturity and will not be subject to any sinking fund or mandatory redemption. Shares of the Series A Preferred Stock will remain outstanding indefinitely unless we decide to redeem or otherwise repurchase them. We are not required to set aside funds to redeem the Series A Preferred Stock.

Dividend Rights

Holders of shares of the Series A Preferred Stock are entitled to receive cumulative cash dividends at the rate of 11% of the $25.00 per share liquidation preference per annum (equivalent to $2.75 per annum per share). Dividends on the Series A Preferred Stock shall be payable monthly on the 15th day of each month. Dividends on the Series A Preferred Stock will accrue whether or not we have earnings, whether or not there are funds legally available for the payment of those dividends and whether or not those dividends are declared by our board of directors. Any redemption of the Series A Preferred Stock by us will require payment of any accumulated and unpaid dividends thereon to, but not including, the date fixed for redemption.

Voting Rights

Holders of the Series A Preferred Stock do not have any voting rights, except as set forth below or as otherwise required by law. Whenever dividends on any shares of Series A Preferred Stock are in arrears for eighteen or more monthly dividend periods, whether or not consecutive, the number of directors constituting our board of directors will be automatically increased by two and the holders of Series A Preferred Stock will be entitled to vote for the election of those two additional directors.

No Conversion Rights

The Series A Preferred Stock is not convertible into our common stock or any of our other securities.

No Preemptive or Similar Rights

No holders of the Series A Preferred Stock will, as holders of Series A Preferred Stock, have any preemptive rights to purchase or subscribe for our common stock or any other security.

Right to Receive Liquidation Distributions

In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of shares of Series A Preferred Stock will be entitled to be paid out of the assets we have legally available for distribution to our shareholders, subject to the preferential rights of the holders of any class or series of our capital stock we may issue ranking senior to the Series A Preferred Stock with respect to the distribution of assets upon liquidation, dissolution or winding up, a liquidation preference of $25.00 per share, plus an amount equal to any accumulated and unpaid dividends to, but not including, the date of payment, before any distribution of assets is made to holders of our common stock or any other class or series of our capital stock we may issue that ranks junior to the Series A Preferred Stock as to liquidation rights.

Exclusive Jurisdiction

Unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for: (i) any derivative action or proceeding brought on behalf of us; (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees or agents to us or our stockholders; (iii) any action asserting a claim against us arising pursuant to any provision of the DGCL or our amended and restated certificate of incorporation, certificate of designations of the Series A Preferred Stock, or amended and restated bylaws; (iv) any action to interpret, apply, enforce or determine the validity of our amended and restated certificate of incorporation, certificate of designations of the Series A Preferred Stock, or our amended and restated bylaws; or (v) any action asserting a claim against us governed by the internal affairs doctrine, in each such case, subject to said Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein.

Anti-Takeover Provisions

The provisions of Delaware law, our amended and restated certificate of incorporation and our amended and restated bylaws may have the effect of delaying, deferring or discouraging another person from acquiring control of our company. These provisions, which are summarized below, may have the effect of discouraging takeover bids. They are also designed, in part, to encourage persons seeking to acquire control of us to negotiate first with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us because negotiation of these proposals could result in an improvement of their terms.

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Delaware Law

We are governed by the provisions of Section 203 of the Delaware General Corporation Law, or DGCL. In general, Section 203 prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes mergers, asset sales or other transactions resulting in a financial benefit to the stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years of the date on which it is sought to be determined whether such person is an “interested stockholder,” did own, 15% or more of the corporation’s outstanding voting stock. These provisions may have the effect of delaying, deferring or preventing a change in our control.

Our amended and restated certificate of incorporation and our amended and restated bylaws include a number of provisions that could deter hostile takeovers or delay or prevent changes in control of our management team, including the following:

●	Classified Board. Our amended and restated certificate of incorporation and amended and restated bylaws provide that our Board is initially classified into three classes of directors through the third annual meeting of the stockholders following the date of our IPO. The initial term of the Class I directors expired on June 10, 2015, the date of our first annual stockholder meeting, at which time the director standing for reelection was elected for a three year term. The initial term of the Class II directors will expire on the second annual stockholders meeting following the date of our IPO, at which time the successors of the Class II directors will be elected for a three year term. The initial term of the Class III directors will expire on the third annual stockholders meeting following the date of our IPO, at which point the Class III directors will be divided as equally as possible into two groups, with one group being assigned to Class I and the other group being assigned to Class II. From that date forward, the Board will be classified into two classes of directors with staggered two year terms. A third party may be discouraged from making a tender offer or otherwise attempting to obtain control of us as it is more difficult and time consuming for stockholders to replace a majority of the directors on a classified board of directors.

●	Advance Notice Requirements for Stockholder Proposals and Director Nominations. Our amended and restated bylaws provide for advance notice procedures for stockholders seeking to bring business before our annual meeting of stockholders or to nominate candidates for election as directors at our annual meeting of stockholders. Our amended and restated bylaws also specify certain requirements regarding the form and content of a stockholder’s notice. These provisions might preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders if the proper procedures are not followed. We expect that these provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company.

●	No Cumulative Voting. The Delaware General Corporation Law provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless a corporation’s certificate of incorporation provides otherwise. Our amended and restated certificate of incorporation and amended and restated bylaws do not provide for cumulative voting. The directors shall be elected by a plurality of the outstanding shares entitled to vote on the election of directors.

●	Directors Removed Only for Cause. Our amended and restated certificate of incorporation provides that stockholders may remove directors only for cause and with the affirmative vote of 50.1% of the outstanding shares entitled to cast their vote for the election of directors.

●	Issuance of Undesignated Preferred Stock. Our board of directors has the authority, without further action by the stockholders, to issue up to 1,000,000 shares of undesignated preferred stock with rights and preferences, including voting rights, designated from time to time by our board of directors. Our Series A Preferred Stock has been and is being issued under this authority. The existence of authorized but unissued shares of preferred stock would enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or other means.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock and Series A Preferred Stock is VStock Transfer, LLC. The transfer agent and registrar’s address is 18 Lafayette Place, Woodmere, NY 11598.

Listing

Our common stock trades on the NASDAQ Capital Market under the symbol “MTBC.” Our Series A Preferred Stock trades on the NASDAQ Capital Market under the symbol “MTBCP.”

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Plan of Distribution

We may sell the securities covered by this prospectus from time to time in one or more offerings. Registration of the securities covered by this prospectus does not mean, however, that those securities will necessarily be offered or sold.

We may sell the securities separately or together:

●	through one or more underwriters, dealers or agents;

●	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

●	in the over-the-counter market;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	at a fixed price or prices, which may be changed;

●	“at the market offerings”, to or through a sales agent or market maker or into an existing trading market;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	privately negotiated transactions and prices;

●	to one or more investors, including our affiliates and stockholders;

●	through any combination of any of these methods of sale; or

●	any other method permitted by applicable law.

Each time we sell securities covered by this prospectus, we will describe the method of distribution of the securities and the terms and conditions of the offering, including the offering price of the securities and the proceeds to us, in the prospectus supplement or free writing prospectus. Any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

If underwriters are used in the sale of any securities, the securities may be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters.

Offers to purchase the securities being offered by this prospectus may be solicited directly. We may designate agents to sell the securities from time to time. Unless otherwise specified in connection with any particular sale of securities, the agents will agree to use their reasonable best efforts to solicit purchases for the period of their appointment. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement or free writing prospectus pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement or free writing prospectus, and the prospectus supplement or free writing prospectus will set forth any commissions we pay for solicitation of these contracts.

Underwriters, dealers and agents may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments made by the underwriters, dealers or agents, under agreements between us and the underwriters, dealers and agents.

We may grant underwriters who participate in the distribution of securities an option to purchase additional securities to cover over-allotments, if any, in connection with the distribution.

Underwriters, dealers or agents may receive compensation in the form of discounts, concessions or commissions from us or our purchasers, as their agents in connection with the sale of securities. These underwriters, dealers or agents may be considered to be underwriters under the Securities Act. As a result, discounts, commissions or profits on resale received by the underwriters, dealers or agents may be treated as underwriting discounts and commissions. The prospectus supplement or free writing prospectus will identify any such underwriter, dealer or agent and describe any compensation received by them from us. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

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Any underwriter may engage in over-allotment transactions, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. We make no representation or prediction as to the direction or magnitude of any effect that such transactions may have on the price of the securities. For a description of these activities, see the information under the heading “Underwriting” or “Plan of Distribution” in the applicable prospectus supplement.

The underwriters, broker-dealers or agents may engage in transactions with us, or perform other services for us, in the ordinary course of their business for which they receive compensation.

In compliance with guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and the applicable prospectus supplement.

Legal Matters

Unless otherwise stated in the prospectus supplement, Mazzeo Song P.C. will provide us with an opinion as to the legality of the securities offered under this prospectus. Additional legal matters may be passed upon for us, or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

Experts

The consolidated financial statements of Medical Transcription Billing, Corp. and subsidiaries as of December 31, 2015 and for the year then ended December 31, 2015, incorporated by reference in this prospectus and elsewhere in the registration statement have been incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Medical Transcription Billing, Corp. and subsidiary as of December 31, 2014 and for the year ended December 31, 2014, incorporated by reference in this prospectus and elsewhere in the registration statement have been incorporated by reference in reliance upon the report of Deloitte & Touche LLP, an independent registered public accounting firm, (which report expresses an unqualified opinion on the consolidated financial statements and includes an explanatory paragraph relating to the Company’s ability to continue as a going concern), upon the authority of said firm as experts in accounting and auditing.

The financial statements of SoftCare, the RCM Division of QHR Corporation, as of December 31, 2014 and 2013, and for the years then ended, incorporated by reference in this prospectus and elsewhere in the registration statement have been incorporated by reference in reliance upon the report of Grant Thornton LLP (Canada), independent chartered public accountants, upon the authority of said firm as experts in accounting and auditing.

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Medical Transcription Billing, Corp.

Client Loyalty Program

PROSPECTUS SUPPLEMENT

Client Loyalty Program Administrator:

LOYAL3 Securities, Inc.

September 7, 2016